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                                    EXHIBIT A
                                                                  Execution Copy

                          SECURITIES PURCHASE AGREEMENT

                                  INTRODUCTION

     This Securities Purchase Agreement is made as of the 12th day of February, 1998, by and between Cyrk, Inc., a Delaware corporation (the "COMPANY"), and Ty Warner, an individual (the "PURCHASER").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

ARTICLE I. THE PURCHASE AND SALE OF STOCK

     SECTION 1.01. SALE AND ISSUANCE OF COMMON STOCK AND WARRANT. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, at the Closing described in Section 1.03, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company (i) a warrant to purchase up to 100,000 shares of the Company's Common Stock, par value $0.01 per share, at a price per share of $10.25 (the "WARRANT") and (ii) 975,610 shares of Common Stock, par value $0.01 per share (the "PURCHASED SHARES") for an aggregate purchase price of $10,000,000 (the "PURCHASE Price").

     SECTION 1.02. PAYMENT FOR THE STOCK AND WARRANT. The Purchaser shall pay the Purchase Price in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.

     SECTION 1.03. THE CLOSING. The purchase and sale of the Purchased Shares and Warrant shall take place at a closing (the "CLOSING") to be held at the offices of Choate, Mall & Stewart, Exchange Place, Boston, Massachusetts at 10:00 a.m. local time on the date hereof, or such other place, time and date as the Company and the Purchaser may agree in writing (the "CLOSING DATE").


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ARTICLE II. THE PUT OPTION AND THE REPURCHASE OPTION

     SECTION 2.01. PURCHASER'S RIGHT TO PUT; PUT PRICE; PAYMENT. For a period of twelve (12) weeks from the date hereof, the Purchaser shall have the right to sell; and the Company shall have the obligation to purchase, up to 500,000 of the Purchased Shares (the "PUT OPTION") at an initial price per share of $10.00 (the "INITIAL PUT PRICE"). The Initial Put Price shall be reduced by $0.50 per share each week. The Initial Put Price as reduced week to week is referred to as the "PUT PRICE." Payment to the Purchaser for any shares to be repurchased pursuant to this Put Option shall be made by wire transfer of immediately available funds in an amount equal to the number of shares then being purchased multiplied by the then applicable Put Price. The Put Option shall terminate and be of no further force or effect twelve (12) weeks from the date hereof or upon written waiver by the Purchaser, whichever is the first to occur.

     SECTION 2.02. RIGHT OF COMPANY TO REPURCHASE. If the License Agreement dated December 18, 1997 between the Purchaser and the Company (the "LICENSE AGREEMENT") is terminated for any reason, the Company shall have the option but not the obligation to repurchase all or any part of the Purchased Shares then held by the Purchaser or any affiliate, as defined under the Securities Act of 1933, as amended (the "SECURITIES ACT") of the Purchaser (the "REPURCHASE OPTION"). Such Repurchase Option shall be exercisable by written notice to the Purchaser within 180 days of the date of termination of the License Agreement.

     SECTION 2.03. REPURCHASE PRICE; PAYMENT. If the Company exercises the Repurchase Option, the price per share to be paid to the Purchaser shall be the average closing bid and ask price of the Company's Common Stock as reported by the Nasdaq National Market during the twenty (20) trading days immediately preceding the date the Repurchase Option is exercised (the "REPURCHASE PRICE"). Payment to the Purchaser for the shares to be repurchased hereunder shall be made by wire transfer of immediately available funds in an amount equal to the number of shares being repurchased multiplied by the Repurchase Price.

     SECTION 2.04. DELIVERY OF CERTIFICATE. If Purchased Shares shall be repurchased pursuant to the Repurchase Option or the Put Option, the Purchaser, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for such repurchased shares, free of all encumbrances, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company.


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ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser that as of the date hereof each of the statements contained in this Article III is true and correct and will be true and correct as of the Closing Date:

     SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate and other power and authority to conduct its business and own its properties as now conducted. True and correct copies of the Certificate of Incorporation and By-laws of the Company, with all amendments thereto, as in effect on the date hereof, have been furnished to the Purchaser by the Company. The Company is licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary and where the failure to so qualify would have a material adverse effect.

     SECTION 3.02. AUTHORITY; NO CONFLICT. This Agreement has been duly executed by the Company and is authorized by all necessary corporate action on the part of the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company has all corporate power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. Neither the execution or delivery by the Company of this Agreement or any document contemplated by this Agreement nor the consummation by the Company of the transactions contemplated by this Agreement or any document contemplated by this Agreement will violate, result in a breach of, constitute a default under, or give any party other than the Company or a subsidiary of the Company the right to terminate, or modify the rights or obligations of the Company or any of its subsidiaries under, (i) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, (ii) any statute, ordinance or other law to which the Company or any of its subsidiaries is subject, (iii) any rule or regulation of any governmental agency having jurisdiction over the Company or any of its subsidiaries, (iv) any license, permit or other governmental authorization held by the Company or any of its subsidiaries, or (v) any order or decree of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their assets.

     SECTION 3.03. GOVERNMENT APPROVALS. No governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit the Company to fulfill all of its obligations under this Agreement or any

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document contemplated by this Agreement, except as contemplated by Article VI.

     SECTION 3.04. COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     SECTION 3.05. SEC DOCUMENTS. The Company has made all necessary filings with the Securities and Exchange Commission during 1997, and, as of their respective filing dates, all such filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the EXCHANGE ACT") and were complete and correct in all material respects.

     SECTION 3.06. AUTHORIZATION OF THE PURCHASED SHARES. The Purchased Shares and the Warrant Shares (as defined in the Warrant) to be issued pursuant to this Agreement, when issued and delivered in accordance with this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Except as otherwise set forth in the separate disclosure schedules attached to and made a part of this Agreement, the Purchaser represents and warrants to the Company that as of the date hereof each of the statements contained in this
Article IV is true and correct and will be true and correct as of the Closing
Date:

     SECTION 4.01. GOVERNMENT APPROVALS. No governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit the Purchaser to fulfill all its obligations under this Agreement or any document contemplated by this Agreement.

     SECTION 4.02. PURCHASE FOR INVESTMENT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by execution of this Agreement the Purchaser hereby confirms, that the Purchased Shares, the Warrant and the Warrant Shares will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing


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the same. By executing this Agreement, the Purchaser further represents that does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Purchased Shares, the Warrant or the Warrant Shares. The Purchaser understands that (i) the Purchased Shares, the Warrant and the Warrant Shares are not registered and must be held indefinitely unless registered under the Securities Act or unless an exemption from such registration is available; and (ii) routine sales of the Purchased Shares made in reliance upon Rule 144 under the Securities Act can be made only in accordance with the terms and conditions of such Rule.

     SECTION 4.03. RECEIPT OF INFORMATION. The Purchaser has received all information that it has requested from the Company and believes that such information is sufficient to make an informed decision with respect to the purchase of the Purchased Shares, the Warrant and the Warrant Shares.

     SECTION 4.04. FINANCIAL RESOURCES; KNOWLEDGE AND EXPERIENCE. The Purchaser possesses the financial resources to bear the risk of economic loss with respect to its purchase of the Purchased Shares, the Warrant and the Warrant Shares, including the loss of its entire investment. The Purchaser has such knowledge and experience in financial and business matters that it is able to evaluate the merits and make an informed investment decision with respect to its purchase of the Purchased Shares, the Warrant and the warrant Shares.

     SECTION 4.05. LEGEND. It is understood that legends in substantially the following forms will be placed on certificates representing the Purchased Shares and the Warrant:

     (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     (b) THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS AND SERIES OF STOCK. THE COMPANY WILL FURNISH THE HOLDER HEREOF A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS AND SERIES OF STOCK AND THE QUALIFICATIONS, LIMITATION OR RESTRICTIONS OF SUCH

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          PREFERENCES AND/OR RIGHTS WITHOUT CHARGE UPON REQUEST.

     SECTION 4.06. ACCREDITED INVESTOR. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by execution of this Agreement the Purchaser hereby confirms, that the Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

     SECTION 4.07. NO CONFLICTS. The Purchaser is not subject to or bound by any provision of:

     (a) any law, statute, rule, regulation or judicial or administrative decision,

     (b) any articles or certificates of incorporation or by-laws,

     (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other material instrument or agreement, license, permit, trust, custodianship, other restriction, or

     (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent, or be violated by, or that would result in the creation of any encumbrance or lien as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby other than violations, defaults, cancellations, terminations, payments, acceleration rights or failures to obtain consents which, singly and in the aggregate, have not had and would not have a material adverse effect on the enforceability or validity of this Agreement.

ARTICLE V. CONDITIONS TO THE CLOSING

     The obligation of the Purchaser to purchase the Purchased Shares and the Warrant at the Closing shall be subject to the satisfaction of the following conditions contained in Sections 5.01 through 5.04, in each case at and as of the Closing:

     SECTION 5.01. ISSUANCE OF SECURITIES. The Company shall have duly issued and delivered to the Purchaser a certificate for the Purchased Shares and a Warrant.

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     SECTION 5.02. REPRESENTATIONS CORRECT, ETC. The representations and warranties of the Company set forth in Article III shall be true at and as of the Closing, in all material respects, as if made as of the date of the Closing, and the Company shall be in compliance in all material respects with each of the covenants contained in Article VI of this Agreement.

     SECTION 5.03. NO LITIGATION. No action, suit, proceeding or investigation shall have been instituted or, to the Company's knowledge, threatened which seeks to restrain, restrict or prohibit or impose material penalties or damages with respect to the consummation of the transactions contemplated by this Agreement.

     SECTION 5.04. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

     The obligation of the Company to sell the Purchased Shares to the Purchaser at the Closing shall be subject to the satisfaction of the following conditions contained in Sections 5.06 through 5.08, in each case at and as of the time of the Closing:

     SECTION 5.05. PAYMENT OF PURCHASE PRICE. The Purchaser shall have paid the Purchase Price for the Purchased Shares and the Warrant pursuant to Section 1.02.

     SECTION 5.06. REPRESENTATIONS CORRECT, ETC. The representations and warranties of the Purchaser set forth in Article IV shall be true at and as of the Closing, in all material respects, as if made as of the date of the Closing.

     SECTION 5.07. NO LITIGATION. No action, suit, proceeding or investigation shall have been instituted or, to the Company's knowledge, threatened which seeks to restrain, restrict or prohibit or impose material penalties or damages with respect to the consummation of the transactions contemplated by this Agreement.

     SECTION 5.08. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel.

ARTICLE VI. REGISTRATION RIGHTS

     SECTION 6.01. DEMAND REGISTRATION RIGHTS. If, at any time after the expiration or waiver of the Put Option, the Purchaser




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requests that the Company file a registration statement under the Securities Act of 1933, as amended (the "Act"), for all or part of the Purchased Shares, provided that the number of shares covered by such request equals or exceeds 250,000 shares, the Company shall use its best efforts to register under the Act the shares of Common Stock held by the Purchaser requested to be registered in accordance with the procedures outlined herein. The Company shall only be required to effect one such demand registration.

     Notwithstanding the foregoing, (i) if, after the Purchaser has requested a registration of the Purchased Shares, the Company shall furnish the Purchaser a certificate signed by an officer of the Company stating that in the good faith judgment of the Company it would have a materially adverse impact on the business of the Company and be materially adverse to its shareholders for such registration statement to be filed and it is therefor essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days from the date of the initial request and (ii) the Purchaser shall not be allowed to exercise its registration rights within 180 days from the date that the Company has registered any shares of Common Stock or any securities similar to Common Stock for its own or others' account under the Act (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the Securities and Exchange Commission (the "Commission")).

     SECTION 6.02. PIGGYBACK REGISTRATION RIGHTS.

     (a) Whenever, at any time after the expiration or waiver of the Put Option, the Company proposes to register any shares of Common Stock for its own or others' account under the Act, other than a registration solely relating to employee benefit plans or a registration solely relating to shares to be sold under Rule 145 under the Act, the Company shall give the Purchaser prompt written notice of its intent to do so no less than 30 days before the filing of any registration statement. Upon the written request of the Purchaser given within 15 days after receipt of such notice, the Company shall, subject to
Section 6.02(b), cause to be included in such registration all of the Purchased Shares specified in such written request.

     (b) If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 6.02 that, because of marketing considerations, the number of shares of Common Stock to be sold by persons other than the Company is greater than the number of such shares which can be offered without materially and adversely affecting the offering, the Company may reduce PRO RATA the number of shares offered for the accounts of such persons (based upon the number of shares requested by each such person to be included in the registration)


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to a number deemed sufficient by such managing underwriter to eliminate the material and adverse effect.

     SECTION 6.03. SELECTION OF UNDERWRITER. If the Company so requires, or if the Purchaser so elects, the offering of shares of Common Stock held by the Purchaser shall be in the form of a firm commitment underwritten offering. In such event, the Company shall select the book-running and other managing underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with such offering.

     SECTION 6.04. REGISTRATION PROCEDURES. If the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any shares of Common Stock under the Act, the Company shall:

          (i) as expeditiously as reasonably possible file with the Commission a registration statement, in form and substance required by the Act, with respect to such Common Stock and use its best efforts to cause that registration statement to become effective;

          (ii) as expeditiously as reasonably possible, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all securities described therein and, in the case of any other offering, until the earlier of the sale of all Common Stock covered thereby or 120 days after the effective date thereof;

          (iii) as expeditiously as reasonably possible, furnish to the Purchaser, such reasonable number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement, including each preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Common Stock owned by the Purchaser;

          (iv) as expeditiously as reasonably possible, use its best efforts to register or qualify the Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such jurisdictions of the Common Stock owned by


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the Purchaser; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (v) after the filing of the registration statement, promptly notify the Purchaser of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and use all commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

          (vi) in connection with an underwritten public offering, enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature;

          (vii) furnish to each underwriter, if any, and the Purchaser, a legal opinion of its counsel and a comfort letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

          (viii) as promptly as practicable, notify the Purchaser, at any time when a prospectus relating to the sale of the Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the registered Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to the Purchaser and to the underwriters any such supplement or prospectus;

          (ix) whenever the Company is registering any Common Stock under the Act and the Purchaser is selling securities under such registration or determines that it may be a controlling person under the Act, keep the Purchaser advised in writing of the initiation, progress and completion of such registration, allow the Purchaser and the Purchaser's counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, include in the registration statement such information as such holder may reasonably request and take all such other action as such holder may reasonably request;

          (x) as of the effective date of any registration statement relating thereto, cause all such Common Stock to be


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listed on each securities exchange on which similar securities issued by the
Company are then listed, and, if not so listed, to be listed on the NASDAQ National Market; and

          (xi) as of the effective date of any registration statement relating thereto, provide a transfer agent and registrar for all such Common Stock.

     The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with the registration, qualification or compliance referred to in this Agreement.

     SECTION 6.05. EXPENSES. The Company shall pay all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel and independent certified public accountants for the Company, state securities and blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Common Stock. The Company shall pay all internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) incurred in complying with this Agreement.

     SECTION 6.06. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Purchaser from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Common Stock to be registered (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of the Purchaser expressly for use therein.

     SECTION 6.07. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the company within the meaning of the Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information furnished in writing by or on behalf of the Purchaser expressly for use in any registration

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statement or prospectus relating to Common Stock to be registered, or any amendment or supplement thereto, or any preliminary prospectus.

     SECTION 6.08. LOCK-UP AGREEMENT. The Purchaser agrees that in connection with any public offering of the Company's Common Stock, and upon the request of the managing underwriter in such offering, the Purchaser will not sell, grant any option for the purchase of, or otherwise dispose of any of the Company's securities held by the Purchaser (other than those included in such registration) without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter (not to exceed 90 days after the effective date of such registration).

     SECTION 6.09. ASSIGNMENT. The rights of the Purchaser to cause the Company to register shares pursuant to this Agreement shall not be assignable or transferable to any other person or entity without the Company's prior written consent; PROVIDED, HOWEVER, that the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of each of the Purchaser.

ARTICLE VII. MISCELLANEOUS

     SECTION 7.01. NOTICES. All notices to a party hereunder shall be in writing and shall be deemed to have been adequately given if delivered in person, by facsimile transmission with receipt acknowledged or by delivery by a recognized courier for overnight delivery, or mailed, certified mail, return receipt requested, to such party at its address set forth on below (or such other address as it may from time to time designate in writing to the other parties hereto).

          If to the Company:

               Cyrk, Inc.
               3 Pond Road
               Gloucester, Massachusetts 01930
               Attention: Dominic F. Mammola

          with a copy to:

               Choate, Hall & Stewart
               Exchange Place
               53 State Street
               Boston, Massachusetts 02109
               Attention: Cameron Read, Esq.


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          If to the Purchaser:

               Ty Warner
               807 Blackhawk
               Westmont, Illinois 60559

     SECTION 7.02. GENERAL INDEMNIFICATION. If any representation or warranty contained in Article III or Article IV or in any certificate delivered at or prior to the Closing is not correct in any respect, the party which gave that representation or warranty will indemnify the other party against, and will hold the other party harmless from, all liabilities, costs and expenses, including legal and accounting fees and disbursements and costs of settlements or judgments, which the other party suffers because the facts were not as represented or warranted, so that the indemnified party will be in the same position in which it would have been if the facts had been as represented or warranted.

     SECTION 7.03. NO WAIVER. No failure to exercise and no delay in exercising, on the part of the Company or the Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.04. AMENDMENTS. This Agreement may be amended only by a document in writing signed by the Purchaser and Company.

     SECTION 7.05. SURVIVAL OF AGREEMENTS, ETC. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company and the Purchaser in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Closing and any investigation at any time made by or on behalf of the Purchaser, except that the representations and warranties contained herein shall survive the closing only for a period of one year. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company or the Purchaser, as the case may be.

     SECTION 7.06. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts (without regard for its conflicts of laws principles), except for those matters governed by the General Corporation Law of the State of Delaware, and


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decisional law relating thereto, which shall be governed by the laws of the
State of Delaware,

     SECTION 7.07. ENTIRE AGREEMENT. This document, together with the documents and agreements to be delivered as provided in this Agreement, contain the entire agreement between Company and the Purchaser regarding the subject matter of this Agreement and those other documents. All prior negotiations, understandings and agreements between Company and the Purchaser are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement, other than those expressly set forth in this Agreement and in the documents and instruments expressly contemplated by this Agreement.

     SECTION 7.08. EFFECT OF HEADINGS. The Article and Section headings are for reference only, and do not affect the meaning or interpretation of this Agreement.

     SECTION 7.09. PROHIBITION AGAINST ASSIGNMENT. Neither this Agreement nor any right of any party under it may be assigned by any party hereto without the consent of the other party and any purported assignment in violation hereof shall be null and void.

     SECTION 7.10, REPRESENTATIONS REGARDING BROKERS. Each party to this Agreement represents and warrants to each other party that no one acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement. Each party to this Agreement indemnifies the other party against, and agrees to hold the other party harmless from, all liabilities and expenses (including reasonable attorneys fees) in connection with any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in connection with the transactions which are the subject of this Agreement.

     SECTION 7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and with counterpart signature pages, and all such counterparts shall constitute one and the same instrument.


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
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as sealed instrument as of the date first above written.


CYRK, INC.

By:  /s/ Patrick D. Brady              By: /s/ Ty Warner
     -----------------------               ----------------------------
     Name:                                 Ty Warner
     Title:


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